Phillips 66 Partners Reports First-Quarter Earnings

Exhibit 99.1

Phillips 66 Partners Reports
First-Quarter Earnings

Highlights

•	Adjusted EBITDA of $73.8 million

•	Distributable cash flow of $64.1 million

•	Earnings of $52.3 million

•	Increased quarterly distribution by 5 percent to $0.481 per common unit

•	Acquired a 25 percent controlling interest in Phillips 66’s Sweeny NGL fractionator and associated storage caverns

•	Announced start of commercial operations on Bayou Bridge Pipeline

HOUSTON, April 29, 2016 – Phillips 66 Partners LP (NYSE: PSXP) announces first-quarter 2016 earnings of $52.3 million, or $0.44 per common unit. Distributable cash flow was $64.1 million and adjusted earnings before interest, income taxes, depreciation and amortization (adjusted EBITDA) were $73.8 million.

“We remain on track to achieve our five-year annual distribution growth-rate objective of 30 percent through 2018,” said Greg Garland, Phillips 66 Partners’ chairman and CEO. “We recently increased distributions 5 percent, the tenth consecutive quarterly increase since our IPO. We added to our portfolio by acquiring a 25 percent interest in the Sweeny NGL fractionator and storage caverns this quarter, and we commenced operations on the first segment of the Bayou Bridge pipeline in April.”

On April 20, 2016, the general partner’s board of directors declared a first-quarter 2016 cash distribution of $0.481 per common unit. This distribution represents a 5 percent increase compared with the fourth-quarter 2015 distribution of $0.458 per common unit and a 30 percent increase from the first quarter of 2015.

Phillips 66 Partners Reports First-Quarter Earnings

Financial Results

	Millions of Dollars
	Q1 2016		Q4 2015
	Consolidated	Adjusted *	Consolidated	Adjusted *

Total Revenues and Other Income	$121.2	103.3	115.3	102.8
Total Costs	60.8	47.8	58.0	38.2
*The “Adjusted” column adjusts the consolidated amounts to exclude “predecessor” results prior to the acquisition effective date.

Phillips 66 Partners adjusted total revenues and other income for the first quarter of 2016 were $103.3 million, compared with $102.8 million in the fourth quarter of 2015. This increase was due to the Sweeny fractionator and caverns acquisition, mostly offset by the absence of a nonrecurring make-whole payment received in the fourth quarter of 2015 from a joint venture, as well as lower long-haul pipeline volumes due to refinery maintenance in the first quarter.

Phillips 66 Partners adjusted total costs were $47.8 million in the first quarter of 2016, an increase of $9.6 million from the fourth quarter of 2015, largely due to the Sweeny fractionator and caverns acquisition.

Liquidity, Capital Expenditures and Investments

As of March 31, 2016, total debt outstanding was $1.3 billion. The Partnership had $20.1 million in cash and cash equivalents and an undrawn $500 million revolving credit facility.

The Partnership’s expansion capital spending totaled $36.8 million in the first quarter, reflecting continued investment in the Bayou Bridge and Bakken joint ventures, investment in the Sand Hills joint venture to support capacity expansion, and ongoing development of the Clemens Caverns. Total capital spending for the quarter was $57.0 million, which includes $19.0 million of spending attributable to Predecessors and $1.2 million of maintenance capital.

Acquisition Details

On March 1, 2016, Phillips 66 Partners acquired a 25 percent controlling interest in Phillips 66 Sweeny Frac LLC. Total consideration was $236 million, consisting of $24 million in newly issued PSXP units and the assumption of a $212 million note payable to Phillips 66.

The acquisition included the newly constructed NGL fractionator located within the Phillips 66 Sweeny Refinery complex in Old Ocean, Texas, and Clemens Caverns, a newly constructed underground salt dome NGL storage facility located near Brazoria, Texas. Effective with the closing of the transaction, Phillips 66 Partners entered into fractionation and storage agreements with Phillips 66, each with 10-year terms that include minimum volume commitments.

Phillips 66 Partners Reports First-Quarter Earnings

Strategic Update

The Partnership continues to make progress on its organic growth projects. In April, Bayou Bridge Pipeline, LLC, a joint venture between Phillips 66 Partners, Energy Transfer Partners and Sunoco Logistics Partners, began operations on the segment of its pipeline from Nederland, Texas, to Lake Charles, Louisiana. Progress continues on the section from Lake Charles to St. James, Louisiana, with commercial operations for this segment expected to begin in the second half of 2017.

The Palermo Rail Terminal started up in December 2015, providing railcar-loading from truck deliveries. The Sacagawea Pipeline is expected to start up in the third quarter of 2016. The terminal and the pipeline are projects in the Bakken region in North Dakota, and are being developed through a 70 percent-owned terminal joint venture and a 50 percent-owned pipeline joint venture, each with Paradigm Energy Partners. The Sacagawea Pipeline is 88 percent-owned by the pipeline joint venture, with the remaining 12 percent owned by Grey Wolf Midstream, LLC, an affiliate of Missouri River Resources.

Investor Webcast

Members of Phillips 66 Partners executive management will host a webcast today at 2 p.m. EDT to discuss the Partnership’s first-quarter performance. To listen to the conference call and view related presentation materials, go to www.phillips66partners.com/events. For detailed supplemental information, go to www.phillips66partners.com/reports.

About Phillips 66 Partners

Headquartered in Houston, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum product and natural gas liquids pipelines and terminals and other transportation and midstream assets. For more information, visit www.phillips66partners.com.

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CONTACTS
Rosy Zuklic (investors) 832-765-2297 rosy.zuklic@p66.com	C.W. Mallon (investors) 832-765-2297 c.w.mallon@p66.com
Dennis Nuss (media) 832-765-1850 dennis.h.nuss@p66.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to Phillips 66 Partners (including our joint venture operations) are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and

Phillips 66 Partners Reports First-Quarter Earnings

results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the continued ability of Phillips 66 to satisfy its obligations under our commercial and other agreements; the volume of crude oil, refined petroleum products and NGL we or our joint ventures transport, fractionate, terminal and store; the tariff rates with respect to volumes that we transport through our regulated assets, which rates are subject to review and possible adjustment by federal and state regulators; fluctuations in the prices for crude oil, refined petroleum products and NGL; liabilities associated with the risks and operational hazards inherent in transporting, fractionating, terminaling and storing crude oil, refined petroleum products and NGL; potential liability from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations; and other economic, business, competitive and/or regulatory factors affecting Phillips 66 Partners’ businesses generally as set forth in our filings with the Securities and Exchange Commission. Phillips 66 Partners is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information—This news release includes the terms “EBITDA,” “adjusted EBITDA,” and “distributable cash flow.” These are non-GAAP financial measures. EBITDA, adjusted EBITDA and distributable cash flow are included to help facilitate comparisons of operating performance of the Partnership with other companies in our industry. EBITDA and distributable cash flow help facilitate an assessment of our assets’ ability to generate sufficient cash flow to make distributions to our partners. We believe that the presentation of EBITDA, adjusted EBITDA and distributable cash flow provides useful information to investors in assessing our financial condition and results of operations. The GAAP performance measure most directly comparable to EBITDA, adjusted EBITDA and distributable cash flow is net income. The GAAP liquidity measure most comparable to EBITDA and distributable cash flow is net cash provided by operating activities. These non-GAAP financial measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. They have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because EBITDA, adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definition of EBITDA, adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in the release to earnings refer to net income attributable to the Partnership. References to EBITDA refer to earnings before interest, income taxes, depreciation and amortization.

Phillips 66 Partners Reports First-Quarter Earnings

Results of Operations (Unaudited)

Summarized Financial Statement Information
	Millions of Dollars Except as Indicated
	Q1 2016	Q4 2015
Selected Income Statement Data
Total revenues and other income	$121.2	115.3
Net income	60.2	57.1
Net income attributable to the Partnership	52.3	64.5

Adjusted EBITDA	73.8	87.0
Distributable cash flow	64.1	74.0

Net Income Attributable to the Partnership Per Limited Partner Unit—Basic and Diluted (Dollars)
Common units	$0.44	0.61

Selected Balance Sheet Data
Cash and cash equivalents	$20.1	50.3
Equity investments	967.1	944.9
Total assets	2,682.1	2,662.7
Total debt	1,302.9	1,331.7

Total Equity
Equity held by public
Common units	$808.5	808.9
Equity held by Phillips 66
Common units	301.5	233.0
General partner	(646.8)	(650.3)
Net investment—Predecessors	—	824.1
Noncontrolling interests	851.7	—
Accumulated other comprehensive loss	(0.8)	(1.5)
Total Equity	$1,314.1	1,214.2

Phillips 66 Partners Reports First-Quarter Earnings

Statement of Income
	Millions of Dollars
	Q1 2016	Q4 2015
Revenues
Operating revenues—related parties	$94.2	82.6
Operating revenues—third parties	2.0	2.3
Equity in earnings of affiliates	24.8	25.2
Other income	0.2	5.2
Total revenues and other income	$121.2	115.3

Costs and Expenses
Operating and maintenance expenses	22.8	28.7
Depreciation	13.8	9.3
General and administrative expenses	8.9	7.8
Taxes other than income taxes	5.4	2.9
Interest and debt expense	9.9	9.3
Other expenses	—	—
Total costs and expenses	$60.8	58.0
Income before income taxes	60.4	57.3
Provision for (benefit from) income taxes	0.2	0.2
Net Income	$60.2	57.1
Less: Net income attributable to noncontrolling interests	3.0	—
Less: Net income (loss) attributable to Predecessors	4.9	(7.4)
Net income attributable to the Partnership	$52.3	64.5

Phillips 66 Partners Reports First-Quarter Earnings

Selected Operating Data
	Thousands of Barrels Daily
	Q1 2016	Q4 2015
Pipeline, Terminal and Storage Volumes
Pipelines(1)
Pipeline throughput volumes
Wholly-Owned Pipelines
Crude oil	281	283
Refined products	520	522
Total	801	805

Select Joint Venture Pipelines(2)
Natural gas liquids	306	280

Terminals
Terminaling throughput and storage volumes
Crude oil(3)	502	464
Refined products	427	443
Total	929	907
(1) Represents the sum of volumes transported through each separately tariffed pipeline system.
(2) Total post-acquisition pipeline system throughput volumes for the Sand Hills and Southern Hills pipelines (100 percent basis) per day for each period presented.
(3) Crude oil terminals include Bayway and Ferndale rail rack volumes.

	Dollars per Barrel
	Q1 2016	Q4 2015
Revenue
Average pipeline revenue*	$0.46	0.51
Average terminaling and storage revenue	0.40	0.42
*Excludes average pipeline revenue per barrel from equity affiliates.

Capital Expenditures and Investments
	Millions of Dollars
	Q1 2016		Q4 2015
	Consolidated	Adjusted *	Consolidated	Adjusted *

Expansion	$55.8	36.8	144.2	65.0
Maintenance	1.2	1.2	2.3	2.3
Total Capital Expenditures and Investments	57.0	38.0	146.5	67.3
Less: Capital expenditures and investments attributable to noncontrolling interests	5.2	5.2	—	—
Capital Expenditures and Investments attributable to the Partnership	$51.8	32.8	146.5	67.3
*The “Adjusted” column adjusts the consolidated amounts to exclude “predecessor” results prior to the acquisition effective date.

Phillips 66 Partners Reports First-Quarter Earnings

Cash Distributions	Millions of Dollars
	Q1 2016	Q4 2015
Cash Distributions*
Common units—public	$11.6	11.1
Common units—Phillips 66	28.3	26.7
General partner—Phillips 66	15.6	13.6
Total	$55.5	51.4
*Cash distributions declared attributable to the indicated periods.

Cash Distribution Per Unit (Dollars)	$0.4810	0.4580

Coverage Ratio	1.15	1.44

Reconciliation of Adjusted EBITDA and Distributable Cash Flow to Net Income
	Millions of Dollars
	Q1 2016	Q4 2015*
Reconciliation to Net Income
Net Income	$60.2	57.1
Plus:
Depreciation	13.8	9.3
Net interest expense	9.7	9.2
Provision for income taxes	0.2	0.2
EBITDA	83.9	75.8
Distributions in excess of equity earnings	4.1	6.6
Expenses indemnified or prefunded by Phillips 66	0.1	0.5
Transaction costs associated with acquisitions	1.0	0.4
EBITDA attributable to noncontrolling interests	(5.2)	—
EBITDA attributable to Predecessors	(10.1)	3.7
Adjusted EBITDA	73.8	87.0
Plus:
Deferred revenue impacts**	1.4	(1.6)
Less:
Net interest	9.9	9.2
Income taxes paid	—	(0.1)
Maintenance capital expenditures	1.2	2.3
Distributable Cash Flow	$64.1	74.0
*Prior-period financial information has been retrospectively adjusted for acquisitions of businesses under common control. **Difference between cash receipts and revenue recognition.

Phillips 66 Partners Reports First-Quarter Earnings

Reconciliation of Distributable Cash Flow to Net Cash Provided by Operating Activities
	Millions of Dollars
	Q1 2016	Q4 2015*
Reconciliation to Net Cash Provided by Operating Activities
Net Cash Provided by Operating Activities	$66.7	93.4
Plus:
Net interest expense	9.7	9.2
Provision for income taxes	0.2	0.2
Changes in working capital	14.5	(16.4)
Undistributed equity earnings	(0.6)	(2.6)
Accrued environmental costs	—	(0.2)
Other	(6.6)	(7.8)
EBITDA	83.9	75.8
Distributions in excess of equity earnings	4.1	6.6
Expenses indemnified or prefunded by Phillips 66	0.1	0.5
Transaction costs associated with acquisitions	1.0	0.4
EBITDA attributable to noncontrolling interests	(5.2)	—
EBITDA attributable to Predecessors	(10.1)	3.7
Adjusted EBITDA	73.8	87.0
Plus:
Deferred revenue impacts**	1.4	(1.6)
Less:
Net interest	9.9	9.2
Income taxes paid	—	(0.1)
Maintenance capital expenditures	1.2	2.3
Distributable Cash Flow	$64.1	74.0
*Prior-period financial information has been retrospectively adjusted for acquisitions of businesses under common control. **Difference between cash receipts and revenue recognition.